UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2014
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01             Entry into a Material Definitive Agreement.
 Item 2.03             Creation of a Direct Financial Obligation.

On April 9, 2014, Nu Skin Enterprises, Inc. (the "Company") entered into a loan agreement with Bank of America, N.A. for a 364 day revolving line of credit with a commitment amount of $50.0 million. As previously disclosed in the Company's periodic filings, the Company entered into a similar loan agreement in September 2013 with Bank of America, N.A. for a 364 day revolving line of credit with a commitment amount of $50.0 million. To date, the Company has borrowed approximately $34 million under the September 2013 line of credit. The Company may use the proceeds of the loans for general business purposes and stock repurchases. The loan agreements set forth the method for determining applicable interest rates and fees, include customary covenants and default provisions and require repayment of any outstanding principal, interest or other charges in full on or before the expiration date of the respective loan agreement. In addition to the revolving lines of credit, Bank of America, N.A. provides other banking services to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Ritch N. Wood
Ritch N. Wood
 Chief Financial Officer

Date:  April 15, 2014